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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Incentive and Non-Statutory Stock Option Plan, the 1995 Stock Plan and the Employee Stock Purchase Plan of First Virtual Holdings Incorporated of our report dated January 24, 1996, with respect to the financial statements included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                           ERNST & YOUNG, LLP


San Diego, California
April 4, 1997